EXHIBIT 11

                          BALDOR ELECTRIC COMPANY AND AFFILIATES
                         COMPUTATION OF EARNINGS PER COMMON SHARE



                                              THREE MONTHS       NINE MONTHS
                                                  ENDED             ENDED
                                          -----------------   ----------------
                                          Sept  28  Sept 30    Sept 28  Sept 30
                                              1996     1995       1996     1995

(In thousands, except per share data)

Primary

      Weighted average shares outstanding   26,151   27,678     26,364   27,587

      Dilutive stock options based on the
          treasury stock method using the
          average market price                 897    1,341        918    1,234
                                          --------  -------    -------  -------
      Total                                 27,048   29,019     27,282   28,821
                                          ========  =======    =======  =======

Net Earnings                              $  8,734  $ 8,276   $ 26,032  $24,208
                                          ========  =======   ========  =======

Per Share Earnings                        $   0.32  $  0.29   $   0.95  $  0.84
                                          ========  =======   ========  =======

Fully Diluted

      Weighted average shares outstanding   26,151   27,678     26,364   27,587

      Dilutive stock options based on the
          treasury stock method using the
          year-end market price, if higher
          than average market price            897    1,426        918    1,426
                                          --------  -------   --------  -------
      Total                                 27,048   29,104     27,282   29,013
                                          ========  =======   ========  =======

Net Earnings                              $  8,734  $ 8,276   $ 26,032  $24,208
                                          ========  =======   ========  =======

Per Share Earnings                       $    0.32  $  0.28   $   0.95  $  0.83
                                          ========  =======   ========  =======